CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 18, 2013
Date of Report
(Date of Earliest Event Reported)

INTREorg Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-53262	45-0526215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Southlake Blvd., Suite 120-366
Southlake, TX 76092
(Address of principal executive offices (zip code))

817-491-8611
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 13, 2013, we signed a Software Development and Ongoing Maintenance Agreement with Central Coast Technology Associates ("Central Coast").  Pursuant to the Software Development Agreement, Central Coast shall help us design, develop and deploy software platforms for our services, for which we agreed to compensate Central Coast $100 for each full hour expended in satisfaction of Central Coast's contractually agreed to duties; provided however, that initially, the maximum hours to be compensated under the Software Development Agreement shall be 1,000, which is subject to adjustment upon proper notification and consent.  Central Coast is responsible for keeping accurate records of time spent on services to be provided under the Software Development Agreement and shall be paid upon the completion of certain duties.

In addition to the $100 per hour compensation described above, we also agreed to pay Central Coast an ongoing development fee of $250 for each full hour spent performing such services for our platform.

Central Coast also agreed that during the term of the Software Development Agreement and for the three year period thereafter, it shall not provide software development services to our competitors.

Central Coast secured its obligation to complete its services to us with the options granted to it concurrently with the Software Development Agreement.  Pursuant to the terms of the Option Agreement, Central Coast holds an option purchase up to 1,000,000 shares of our common stock at an exercise price of $0.25 per share.  The options vest in stages based on completion of work pursuant to the Software Development Agreement and also contain provisions for cashless exercise.  If Central Coast fails to fully complete such services, we have the right to purchase such options for $1,000 and terminate the Software Development Agreement; provided however, that if Central Coast fails to complete only part of such services, we can purchase up to 50% of the options for $500.00.

The Software Development Agreement shall continue in perpetuity until terminated, by giving written notice to the other party.  Either party may terminate the Software Development Agreement at any time because of a material breach of the terms of the Software Development Agreement, failure to pay fees owed, mutual consent to terminate the agreement or if either party enters into liquidation or becomes unable to pay its debts.  Our damages, if any, are limited to the amount of compensation we paid during the term of the Software Development Agreement.  The Software Development Agreement also contains indemnification provisions.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On June 18, 2013, we issued a press release announcing the agreement with Central Coast.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Agreement with Central Coast Technology Associates dated June 13, 2013
10.2	Form of Option Agreement
99.1	Press Release dated June 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREORG SYSTEMS, INC.

By:
/s/ Steven R. Henson____________
Name: Steven R. Henson
    Title: President and Chairman

Dated: June 18, 2013